July 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0001

Re:  The Stanley Works - Power of Attorney

To Whom It May Concern:

This will confirm that I have granted to Bruce Beatt and Joyce Griffin the authority (a) on my behalf, execute and file the Initial Statement of Beneficial Ownership of Securities (Form 3), the Statement of Changes in Beneficial Ownership (Form 4) and the Annual Statement of Changes in Beneficial Ownership (Form 5), as my Attorney In Fact and (b) to grant a power of substitution to name successors to execute and file such forms.

Such power of attorney shall remain in full force and effect until either (i) I am no longer subject to the reporting requirements under
Section 16 of the Securities Act of 1933, as amended or (ii) I have provided you with written notice withdrawing this authority.

This Power of Attorney is effective immediately upon filing with the Securities and Exchange Commission.

Sincerely,


/s/ Virgis W. Colbert
Virgis W. Colbert